SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                September 3, 1999
                                 Date of Report
                        (Date of earliest event reported)

                        ADVANCED TECHNICAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)



    Delaware                 0-01298               11-1581582
 (State or other           (Commission        (I.R.S. Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)


                       200 MANSELL COURT, EAST, SUITE 505
                             ROSWELL, GEORGIA 30076
                 (Address of principal executive offices)(Zip Code)


                 (770) 993-0291 (Registrant's telephone number,
                              including area code)


                                 NOT APPLICABLE
         (Former name and former address, if changed since last report)

262344

Item 5.  Other Events.

                  On September 3, 1999, Advanced Technical Products, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with ATP Holding Corp. ("Veritas Holding") and ATP Acquisition Corp. ("Veritas Acquisition"), pursuant to which Veritas Holding will acquire the Company. Veritas Acquisition is a wholly owned subsidiary of Veritas Holding which is beneficially owned by The Veritas Capital Fund, L.P.

                  Under the Merger Agreement, Veritas Acquisition will be merged with and into the Company (the "Merger") with the Company continuing as the "Surviving Corporation." Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time")all of the outstanding shares of the Company's common stock (except for shares held by those dissenting stockholders who exercise and perfect their appraisal rights) will be converted into the right to receive a cash payment of $14.50, without interest.

                  Under the Merger Agreement, the term (i) "Option" means each unexercised option, warrant or other security that is outstanding at the Effective Time pursuant to which the holder thereof has the right to purchase the Company's common stock from the Company (whether or not such option is vested or exercisable) and (ii) "In the Money Option" means each Option that by its terms is exercisable from and after the Effective Time and has an exercise price which is less than $14.50 per share.

                  As of the Effective Time, each vested and exercisable portion of any In the Money Option (a "Vested In the Money Option") will be extinguished and represent at the Effective Time the right to receive a cash amount equal to the product of (x) the excess of (a) $14.50 over (b) the exercise price of such Vested In the Money Option multiplied by (y) the aggregate number of shares of the Company's common stock issuable upon the exercise of such Vested In the Money Option as of the Effective Time (the "Vested Option Consideration"). A holder of a Vested In the Money Option will be entitled to receive the Vested Option Consideration from the Company upon the cancellation of such Vested In the Money Option and the surrender and cancellation of the applicable option agreement.

                  In addition, as of the Effective Time, each unvested and unexercisable portion of any In the Money Option (an "Unvested In the Money Option") shall be extinguished and represent a right to receive equity in, or an option for the purchase of equity in, the Surviving Corporation or a holding entity owning, directly or indirectly, 100% of the Surviving Corporation (the "Replacement Security"), which Replacement Security shall (i) have a value equivalent to the value of such Unvested In the Money Option as of the Effective Time, (ii) shall vest in full or cease to be subject to forfeiture upon a change in control of the Surviving Corporation and (ii) bear terms and conditions which are substantially similar to the terms currently contained in such Unvested In the Money Option or terms more favorable to the holder except that the vesting/forfeiture provisions of such Replacement Security may be changed to a vesting/forfeiture period of five (5) years commencing at the Effective Time so long as the holder of such Unvested In the Money Option is issued, in addition to the Replacement Security, additional equity or an additional equity right pursuant to a stock or option plan implemented for employees of the Surviving Corporation.

                  In addition, (a) each Option that is not an In the Money Option shall terminate at the Effective Time (i) by determination of the Company's board or any applicable committee thereof if the stock option agreement and the stock option plan of the Company relating such Option permits such a determination, or (ii) by the agreement of the holder of such Option on or before the Effective Time and (b) all stock option plans of the Company shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary of the Company shall be terminated as of the Effective Time.

                  Pursuant  to  the  terms  of  the  Merger   Agreement  and  in
accordance with the terms of the Company's Restated Certificate of Incorporation, each share of the Company's outstanding preferred stock immediately prior to the Effective Time will be redeemed by the Company for $1.00 per share, without interest, plus accrued but unpaid dividends.

                  The Company's Board of Directors has approved the Merger Agreement and the transactions contemplated thereby, including the Merger. Consummation of the transactions, including the Merger, is subject to certain conditions, including (i) the approval of the Company's stockholders; (ii) the Company shall have obtained certain third-party consents to the Merger;(iii) all necessary approvals, authorizations and consents of any governmental or regulatory entity required to consummate the Merger including approvals required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated; and (iv) environmental due diligence to be completed by Veritas Holding by September 30, 1999 shall not reveal any circumstance that would have a material adverse effect on any of the Company's facilities.

                  Upon execution of the Merger Agreement, Veritas Holding put $3,000,000 in escrow pursuant to an Escrow Agreement among Veritas Holding, ATP and The Chase Manhattan Bank, as escrow agent (the Escrow Agreement is attached as an exhibit to the Merger Agreement and is incorporated herein by reference), as a good faith deposit in connection with the Merger (the "Deposit").

                  The Merger Agreement may only be terminated pursuant to certain specified events. In the event the Merger Agreement is terminated due to the failure of Veritas Holding and Veritas Acquisition to obtain financing by January 31, 2000 (or February 15, 2000 if the stockholders' meeting to approve the Merger Agreement is held after December 1, 1999), the Deposit will be disbursed to the Company, and Veritas Holding will be obligated to reimburse the Company for the expenses incurred by the Company in connection with the Merger. In the event that the Merger Agreement is terminated as a result of the Company's election to consummate an Alternative Transaction (as defined in Section 5.8(b) of the Merger Agreement), then the Company is required to pay Veritas Holding $4,125,000 together with an amount equal to the expenses of Veritas Holding and Veritas Acquisition incurred in connection with the Merger. In addition, in the event of termination for certain other reasons as specified in the Merger Agreement, either the Company, on the one hand, or Veritas Holding and Veritas Acquisition, on the other hand, is obligated to reimburse the other party for expenses incurred by such party in connection with the Merger.

                  The foregoing summary of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Merger Agreement which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

                  As  of  July  2,  1999,  the  Company  had  5,277,491   shares
outstanding.

Item 7.   Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.



Exhibit No.                              Description

 2.1*                   Agreement and Plan of Merger dated
                       September 3, 1999 by and among
                     Advanced Technical Products, Inc.,
                     ATP Acquisition Corp. and ATP Holding Corp.





99.1                     Press Release dated September 3, 1999


*The schedules thereto have been omitted but copies thereof will be furnished supplementally to the Commission upon request.

                                SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            ADVANCED TECHNICAL PRODUCTS, INC.



                            By: /s/ Garret L. Dominy
                            Name: Garret L. Dominy
                            Title: Executive Vice President
                                  & Chief Financial Officer


Dated:  September 13, 1999

262344

EXHIBIT 2.1

                                   APPENDIX A

                                                         FORM OF EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated September 3, 1999 (this "Agreement"), by and among ATP HOLDING CORP., a Delaware corporation ("Parent"), ATP ACQUISITION CORP., a Delaware corporation ("Sub"), and ADVANCED TECHNICAL PRODUCTS, INC. a Delaware corporation (the "Company"). Capitalized terms used herein have the meanings ascribed to them in Section 8.3.

         WHEREAS, the Board of Directors of each of Parent, Sub and the Company have adopted resolutions in accordance with the Delaware General Corporation Law (the "DGCL") approving this Agreement, and deem it advisable and in the best interests of their respective companies and stockholders to consummate the merger of Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, pursuant to the Merger, shares of the Company's common stock will be converted into the right to receive the Merger Consideration (as defined below) in the manner set forth herein, and the Company shall become a wholly owned subsidiary of Parent.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Upon the Effective Time, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     SECTION 1.2. THE DEPOSIT. Simultaneously with the execution and delivery hereof, Parent shall deposit the sum of $3,000,000 (the "Deposit") in escrow with Chase Manhattan Bank, New York, New York as escrow agent (the "Escrow Agent"), pending consummation of the transactions contemplated by this Agreement, pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit 1.2. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, on the Closing Date (as defined in Section 1.3) the Deposit shall be released to the Exchange Agent (as defined in
         Section 2.3) for disbursement in accordance with the terms hereof. In the event this Agreement is terminated and Section 7.2(a), Section 7.2(b) or 7.2(d) applies, the Deposit shall, upon the terms and conditions set forth in the Escrow Agreement, be disbursed to Parent. In the event this Agreement is terminated and Section 7.2(c) applies, the Deposit shall, upon the terms and conditions set forth in the Escrow Agreement, be paid to the Company as liquidated damages. Parent and the Company hereby acknowledge that the amount of damages which would be incurred by the Company as a result of Parent's default under this Agreement are difficult to ascertain and that the amount of liquidated damages provided by this Section 1.2 is reasonable. Except as specifically provided in Section 7.2 herein, none of the Company, Parent or Sub shall have any liability to the other parties hereto in the event the Closing does not occur as a result of a termination.

     SECTION 1.3. CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the
         "Closing") will take place at 10:00 a.m., New York City time, on the third business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VI shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Whitman Breed Abbott & Morgan LLP, 200 Park Avenue, New York, New York or such other date, time or place as agreed to in writing by the Parties.

     SECTION 1.4. EFFECTIVE TIME. The Company and Sub, with the consent of Parent, will file with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") on the Closing Date (or on such other date as Parent and the Company may agree) a certificate of merger or other appropriate documents, executed in accordance with the relevant provisions of the DGCL, and make all other filings or recordings required under the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the certificate of merger with the Delaware Secretary of State, or at such later time as is specified in the certificate of merger and is agreed to by the parties (the "Effective Time").

     SECTION 1.5. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company, which shall continue as the Surviving Corporation, and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.





     SECTION 1.6. CERTIFICATE OF INCORPORATION; BY-LAWS.

     (a) At the Effective Time, the Company's Restated Certificate of Incorporation (the "Restated Charter") shall be amended so as to read in its entirety as set forth in Exhibit 1.6(a) to this Agreement and as so amended shall become the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     (b) The By-laws of Sub as in effect at the Effective Time shall be, from and after the Effective Time, the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.7. DIRECTORS. The directors of Sub at the Effective Time shall become, from and after the Effective Time, the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.8. OFFICERS. The officers of the Sub at the Effective Time shall become, from and after the Effective Time, the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                     EFFECT OF THE MERGER ON THE SECURITIES
                         OF THE CONSTITUENT CORPORATIONS

     SECTION 2.1. SECTION 2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder:

     (a) COMMON STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock of the Surviving Company ("Surviving Company Securities"), which Surviving Company Securities shall be validly issued, fully paid and nonassessable upon such conversion.

     (b) CANCELLATION OF TREASURY STOCK. Each share of the Company's Common Stock, $0.01 par value (the "Common Stock") or Preferred Stock, $1.00 par value (the "Preferred Stock"), issued or outstanding immediately prior to the Effective Time that is owned by the Company or any of its wholly-owned Subsidiaries (as defined in Section 3.1(b), below) shall be canceled automatically and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

     (c) CONVERSION OF COMPANY SHARES. Each share of Common Stock that is then issued and outstanding (such shares of Common Stock being hereinafter referred to collectively as the "Company Shares", other than shares to be canceled pursuant to subsection 2.1(b) above and other than Dissenting Shares (as hereinafter defined), which shares will not constitute "Company Shares" hereunder) shall be converted into and become the right to receive, upon surrender of the certificate representing such Company Shares in accordance with Section 2.3, $14.50 in cash, without interest thereon (the "Merger Consideration").

     (d) REDEMPTION OF PREFERRED STOCK. Each share of Preferred Stock that is then issued and outstanding, other than shares to be canceled pursuant to subsection 2.1(b) above, shall be redeemed by the Company in accordance with Article IV, Section (C)(1)(d) of the Company's Restated Charter immediately prior to the Effective Time by virtue of the Merger and without any action by the holders thereof. Upon surrender of a certificate representing Preferred Stock, $1.00 per share in cash, without interest thereon, plus any accrued but unpaid dividends thereon shall be paid to the holder thereof.

     (e) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (a "Dissenting Shareholder") (if any) who has the right to demand, and who properly demands, an appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such Dissenting Shareholder fails to perfect or otherwise loses such Dissenting Shareholder's right to such appraisal. If, after the Effective Time, such Dissenting Shareholder fails to perfect or loses any such right to appraisal, each such share of such Dissenting Shareholder shall be treated as a share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section 2.1, without interest or dividends thereon. The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of any Company Shares, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

     (f) CANCELLATION AND RETIREMENT OF COMMON STOCK. As of the Effective Time, all certificates representing shares of Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.3, or, in the case of Dissenting Shares, the rights, if any, accorded under Section 262 of the DGCL.

     SECTION 2.2. STOCK OPTIONS. For purposes of this Agreement, the term (i) "Option" means each unexercised option, warrant or other security that is outstanding at the Effective Time pursuant to which the holder thereof has the right to purchase Common Stock from the Company (whether or not such option is vested or exercisable) and (ii) "In the Money Option" means each Option that by its terms is exercisable from and after the Effective Time and has an exercise price which is less than $14.50 per share. As of the Effective Time, each vested and exercisable portion of any In the Money Option (a "Vested In the Money Option") shall be extinguished and represent at the Effective Time the right to receive a cash amount (the "Vested Option Consideration") equal to the product of (x) the excess of (a) the Merger Consideration over (b) the exercise price of such Option (the "Cash Option Amount") multiplied by (y) the aggregate number of shares of Common Stock issuable upon the exercise of such vested and exercisable portion of the Option as of the Effective Time. In addition, as of the Effective Time, each unvested and unexercisable portion of any In the Money Option (an "Unvested In the Money Option") shall be extinguished and represent a right to receive equity in, or an option for the purchase of equity in, the Surviving Corporation or a holding entity owning directly or indirectly 100% of the Surviving Corporation (the "Replacement Security"), which Replacement Security shall (i) have a value equivalent to the value of such Unvested In the Money Option as of the Effective Time, (ii) shall vest in full or cease to be subject to forfeiture upon a change in control of the Surviving Corporation and
         (ii) bear terms and conditions which are substantially similar to the terms currently contained in such Unvested In the Money Option or terms more favorable to the holder except that the vesting/forfeiture provisions of such Replacement Security may be changed to a vesting/forfeiture period of five (5) years commencing at the Effective Time so long as the holder of such Unvested In the Money Option is issued, in addition to the Replacement Security, additional equity or an additional equity right pursuant to a stock or option plan implemented for employees of the Surviving Corporation (the "Unvested Option Consideration"). In addition, (a) each Option that is not an In the Money Option shall terminate at the Effective Time (i) by determination of the Company's board or any applicable committee thereof if the stock option agreement and Company Stock Option Plan relating such Option permits such a determination, or (ii) by the agreement of the holder of such Option on or before the Effective Time and (b) the Company Stock Option Plans (as defined in Section 3.1(c)) shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary shall be terminated as of the Effective Time.

     SECTION 2.3. EXCHANGE OF CERTIFICATES.

     (a) EXCHANGE AGENT. As of the Effective Time, the Escrow Agent shall deposit with or for the account of a bank or trust company designated prior to the Effective Time by Sub, which shall be reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Certificates (as defined herein), the Deposit, and Sub (or the Company, as the Surviving Corporation) likewise shall deposit, or shall cause to be deposited, with the Exchange Agent:

     (i) cash in an aggregate  amount (the "Exchange  Fund") equal to the sum of
         (x) the product of (A) the number of Company Shares issued and outstanding at the Effective Time multiplied by (B) the Merger Consideration plus (y) the product of (A) the aggregate number of shares of Common Stock issuable upon exercise in full of all of the Vested In the Money Options as of the Effective Time multiplied by (B) the Cash Option Amount with respect to such Vested In the Money Options minus (z) the Deposit, and

                   (ii) certificates representing, or other certified evidence of the issuance of, the Unvested Option.

     (b) EXCHANGE PROCEDURES. As soon as practicable following the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail or deliver to each record holder, as of the Effective Time, of an outstanding certificate or certificates or option grant which immediately prior to the Effective Time represented either Common Shares or In the Money Options (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with a duly executed letter of transmittal and any other reasonably required documents, the holder of such Certificate shall promptly receive in exchange therefor the amount of cash to which such holder is entitled pursuant to Section 2.1(c) or Section 2.2 (as applicable), without interest, together with the Unvested Option Consideration to which such holder is entitled pursuant to Section 2.2, if any, less any required withholding of U.S. federal income taxes and such Certificate shall be canceled. If, in the case of Certificates representing Company Shares, payment or delivery is to be made to a Person other than the Person in whose name a Certificate so surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on the certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment either pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate so surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3, each Certificate (other than Certificates canceled pursuant to Section 2.1(b), and Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration or the Vested Option Consideration, in each case without interest, payable, or the Unvested Option Consideration issuable, pursuant to Section 2.1(c) or 2.2, as the case may be, in the form provided for by this Agreement.

     (c) TERMINATION OF EXCHANGE FUND. If Certificates are not surrendered prior to the date that is 180 days after the Effective Time, unclaimed amounts (including interest thereon) remaining in the Exchange Fund shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Any stockholders or optionholders of the Company who have not theretofore complied with the provisions of this Section 2.3 shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment for their claims in the form and amounts to which such stockholders or optionholders are entitled without any interest or dividends thereon (subject to applicable abandoned property, escheat and similar laws). Neither Parent nor Surviving Corporation will be liable to any stockholder or optionholder of the Company for any amount paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

     (d) NO FURTHER RIGHTS IN COMMON STOCK. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving
         Corporation of the shares of Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration, Vested Option Consideration and/or Unvested Option Consideration, as the case may be, as provided for and in accordance with the provisions of this Section 2.3.

         (e) INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest the Exchange Fund as directed by Parent on a daily basis as provided herein. Any interest and other income resulting from such investments shall promptly be paid to Parent. The Exchange Agent shall invest the Exchange Fund, as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or bankers acceptances, of commercial banks with capital exceeding $100 million; provided that any such investment or any such payment of earnings shall not delay the receipt by holders of Certificates of the Merger Consideration, Vested Option Consideration or Unvested Option Consideration, as the case may be, or otherwise impair such holders' respective rights hereunder.


         (f) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the Company Shares or Vested Option Consideration and/or Unvested Option Consideration with respect to In the Money Options formerly represented thereby.

         (g) WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration, Vested Option Consideration and Unvested Option Consideration otherwise payable pursuant to this Agreement to any holder of Company Shares or In the Money Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or any provision of any other law relating to taxes. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares or In the Money Options in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
         The Company represents and warrants to Parent and Sub as follows:

     (a) ORGANIZATION,  STANDING  AND  CORPORATE  POWER.  The  Company  and each
         Subsidiary (as defined in Section 3.1(b)) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and corporate authority to own, lease and operate its properties and carry on its business as now being conducted. The Company and each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Company Material Adverse Effect (as defined below). As used in this Agreement, the term "Company Material Adverse Affect" means any circumstance, event, change or effect that, individually or when taken together with all other adverse circumstances, events, changes and effects that are within the scope (excluding any qualification as to materiality or Company Material Adverse Effect) of the representations and warranties made by the Company in this Agreement, (A) is, or is reasonably likely to be, materially adverse to the business or financial condition of the Company and its Subsidiaries taken as a whole, or (B) impairs, or is reasonably likely to impair, the consummation of the Merger or any of the other transactions contemplated hereby. The Company has delivered to Parent complete and correct copies of its Restated Charter and By-laws, as amended to the date of this Agreement.

     (b) SUBSIDIARIES. Section 3.1(b) of the disclosure schedule attached hereto (the "Disclosure Schedule") sets forth the name, jurisdiction of incorporation, total capitalization and number of shares of outstanding capital stock of each class owned, directly or indirectly, by the Company of each corporation of which the Company owns, directly or indirectly, a majority of the outstanding capital stock (individually, a "Subsidiary" and, collectively, the "Subsidiaries"). All the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable. Other than 4 of the 3,000 shares of Alcore Brigantine which are owned by officers of the Company and on of the Subsidiaries in accordance with French law, all such shares owned, directly or indirectly, by the Company are owned by the Company or a Subsidiary beneficially and of record, free and clear of all liens, pledges, encumbrances or restrictions of any kind. No Subsidiary has outstanding any securities convertible into or exchangeable or exercisable for any shares of its capital stock, and there are no outstanding options, warrants, stock appreciation rights, phantom stock, stock equivalents, subscription or other rights, agreements or commitments which either obligate such Subsidiary to issue, sell or transfer or repurchase or redeem any shares of its capital stock or other securities. Except for the Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity interest in any business. The Company has delivered to Parent complete and correct copies of the Articles of Incorporation and By-laws of each Subsidiary, as amended to the date of this Agreement.

     (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $0.01 per share, and 2,000,000 shares of Preferred Stock, $1.00 par value per share (1,000,000 shares of which have been designated "8% Cumulative Redeemable Preferred Stock" and 1,000,000 shares of which remain undesignated). At of the date hereof, 5,286,206 shares of Common Stock and 1,000,000 shares of Preferred Stock (all of which are 8% Cumulative Redeemable Preferred Stock) were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and 536,835 shares of Common Stock were reserved for issuance upon the exercise of outstanding Options of which 322,335 shares were subject to In the Money Options. Except as set forth above, as of the date hereof no shares of capital stock or other equity securities of the Company were issued, reserved for issuance or outstanding, and no Options are to be issued between the date hereof and the Effective Time. Section 3.1(c) of the Disclosure Schedule sets forth each plan or agreement (collectively, the "Company Stock Option Plans") pursuant to which any Options to acquire Common Stock have been, or may be, granted. Except as set forth above or in Section 3.1(c) of the Disclosure Schedule, the Company has no outstanding option, warrant, stock appreciation right, phantom stock, stock equivalent, subscription or other right, agreement or commitment which either obligates the Company to issue, sell or transfer, repurchase or redeem any shares of the capital stock or other securities of the Company. There are no voting trusts, proxies or other agreements or understandings to which the Company or, to the best of Company's knowledge, any stockholder of the Company, is a party with respect to the voting of the capital stock of the Company.

     (d) AUTHORITY; ENFORCEABILITY; NONCONTRAVENTION.

     (i) The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by its stockholders as set forth in subsection 6.1(a) with respect to the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the adoption of this Agreement by its stockholders as set forth in subsection 6.1(a). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     (ii)Subject to the receipt of consents or waivers from the parties listed in Schedule 3.1(d) of the Disclosure Schedule and the receipt of the approvals and completion of the filings referenced in Section 3.1(d)(iii) below, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (A) violate any provision of its Restated Charter or By-laws or any of its Subsidiaries' articles or certificates of incorporation or by-laws, (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, require notice to or the consent of any third party under, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control or ownership under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or other instrument of indebtedness for money borrowed to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound, except for violations, breaches, defaults or rights which, individually or in the aggregate, would not or could not reasonably be expected to result in a Company Material Adverse Effect, (C) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, require notice to or the consent of any third party under, or give rise to any right of termination, cancellation or acceleration or any right which becomes effective upon the occurrence of a merger, consolidation or change in control or ownership under, any of the terms, conditions or provisions of any license, franchise, permit, lease or agreement to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties may be bound, except for violations, breaches, defaults or rights which, individually or in the aggregate, would not or could not reasonably be expected to result in a Company Material Adverse Effect, or (D) violate any law by which the Company or any of its Subsidiaries or any of their respective properties is bound, except for violations, breaches, defaults or rights which, individually or in the aggregate, would not or could not reasonably be expected to result in a Company Material Adverse Effect.

     (iii) No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby, except (A) in connection, or in compliance, with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) the filing of a certificate of merger with the Delaware Secretary of State, (C) such filings and consents as may be required under any environmental law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (D) filing with, and approval of, the Securities and Exchange Commission (the "SEC") with respect to the delisting and deregistration of the Common Stock, (E) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act") and
         (F) such other consents, approvals, orders, authorizations, notifications, registrations, declarations and filings not obtained or made prior to the consummation of the Merger, the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the Company's ability to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

     (e) SEC REPORTS; FINANCIAL STATEMENTS.

     (i) The Company has filed all required forms, reports and documents with the SEC since January 1, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore made available to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 1996, 1997 and 1998, (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1996, and (iii) all other reports or registration statements filed by the Company with the SEC since January 1, 1996 (the "SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements and related schedules and notes thereto of the Company contained in the SEC Reports (or incorporated therein by reference) were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted therein, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and, if applicable, the cash flows for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments, and such financial statements complied as of their respective dates in all material respects with applicable rules and regulations of the SEC. Each SEC Report was prepared in accordance with the requirements of the Securities Act or the Exchange Act, as applicable.

     (ii)Neither the Company nor any of its Subsidiaries, nor any of their respective assets, businesses, or operations, is a party to, or is bound by or affected by, or receives any benefits under any contract or agreement or amendment thereto, that in each case was required to be filed as an exhibit to an SEC Report, that has not been, or timely will not be, filed as an exhibit to an SEC Report.

     (f) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as may be disclosed in the SEC Reports or disclosed in Section 3.1(f) of the Disclosure Schedule, since June 30, 1999 the Company and its Subsidiaries have conducted business in the ordinary course, and there has not been (i) any change in the business, assets, financial condition or results of operations of the Company or any other event which in any such case has had or could reasonably be expected to have a Company Material Adverse Effect;
         (ii) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect upon the properties or business of the Company; (iii) any declaration, setting aside or payment of any dividend, or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any of its capital stock; (iv) any issuance by the Company, or commitment of the Company to issue, any shares of its Common Stock or securities convertible into or exchangeable for shares of its Common Stock or Preferred Stock other than the issuance of Common Stock to any persons exercising Options; (v) any increase in the rate or terms of compensation payable or to become payable by the Company to its directors, officers or employees, except increases occurring in the ordinary course of business in accordance with its customary past practices; (vi) any grant or increase in the rate or terms of any bonus, insurance, pension, severance or other employee benefit plan, payment or arrangement made to, for or with any directors, officers or employees, except increases occurring in the ordinary course of business in accordance with its customary past practices; (vii) any change by the Company in accounting methods, principles or practices except as required by generally accepted accounting principles; (viii) any stock split, reverse stock split, combination or reclassification of the Common Stock; (ix) any change in the terms and conditions of the Company Stock Option Plans except as contemplated hereby; or (x) any agreement or commitment, whether in writing or otherwise, to take any action described in this subsection 3.1(f).

     (g) COMPANY PROXY MATERIALS. All of the information supplied by the Company for inclusion in the Definitive Proxy Statement referred to in Section
         5.2 hereof will not, on the date when the Definitive Proxy Statement is first mailed to the Company's shareholders, and the Definitive Proxy Statement, as then amended or supplemented, will not, on the date of the Company's stockholders' meeting referred to in Section 5.1 hereof or on the Closing Date (as defined in Section 1.3 hereof), contain any statement which is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty regarding information furnished by Parent or Sub for inclusion in the Definitive Proxy Statement (or any amendment or supplement thereto).

     (h) BOARD RECOMMENDATION. As of the date hereof, the Board of Directors of the Company has recommended that the stockholders of the Company vote for adoption of this Agreement, subject to Section 5.8.

     (i) UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.1(i), the Company has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for (i) liabilities, obligations or contingencies that are reflected or reserved against the audited consolidated balance sheet of the Company and its Subsidiaries dated as of December 31, 1998, (ii) liabilities which have arisen after December 31, 1998 in the ordinary course of business, and (iii) liabilities which individually or in the aggregate would not have a Company Material Adverse Effect.

     (j) BROKERS. Other than Allen & Company Incorporated ("Allen"), the fees and expenses of which shall be paid by the Company, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company or any of its Affiliates.

     (k) LITIGATION. Except as disclosed by the Company in the SEC Reports or in
         Section 3.1(k) of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets before any court or governmental entity, nor, to the knowledge of the Company, are there any facts that are reasonably likely to give rise to any such suit, claim, action, proceeding or investigation. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree.

     (l) COMPLIANCE WITH APPLICABLE LAW. Except as disclosed by the Company in the SEC Reports, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (the "Company Permits") and the Company and its Subsidiaries are in compliance with the terms of the Company Permits except for such failure or noncompliance which, individually or in the aggregate, would not or could not reasonably be expected to have a Company Material Adverse Effect.. The businesses of the Company and its Subsidiaries have not been and are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for such violations which, individually or in the aggregate, would not or could not reasonably be expected to have a Company Material Adverse Effect. No investigation by any governmental entity with respect to the Company or any of its Subsidiaries is pending or, the Company's knowledge, threatened nor has any governmental entity indicated an intention to conduct the same, except for such violations which, individually or in the aggregate, would not or could not reasonably be expected to have a Company Material Adverse Effect.

     (m) TAXES.

     (i) For purposes of this Agreement, "Tax" or "Taxes shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including, without limitation (A) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (B) interest, penalties, additional taxes and additions to tax imposed in respect thereto; and "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the Internal Revenue Service (the "IRS") or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

     (ii)Except as set forth in Section 3.1(m) of the Disclosure Schedule, each of the Company and its Subsidiaries has filed, or caused to be filed, within the time and in the manner prescribed by law, or has timely applied for extensions of time to file, all material Tax Returns required to be filed by it, and all such Tax Returns which have been filed are accurate and complete in all material respects. Except as set forth in Section 3.1(m) of the Disclosure Schedule, each of the Company and its Subsidiaries has paid or discharged (or there has been paid or discharged on its behalf) within the time and in the manner prescribed by law all Taxes required to be paid, withheld or deducted or for which any of the Company or its Subsidiaries is liable, except such Taxes as are being contested in good faith by appropriate proceedings (to the extent that such proceedings are required) and with respect to which the Company has set up an adequate reserve for payment of such Taxes. The Company has set up an adequate reserve on the Company balance sheet for all Taxes required to be paid by the Company and each of its Subsidiaries through the date hereof and no Taxes have been incurred by the Company or any of its Subsidiaries after such date which were not incurred in the ordinary course of business. Except as set forth in
         Section 3.1(m) of the Disclosure Schedule, no material deficiencies for any taxes have been proposed to, or asserted or assessed against the Company or any of its Subsidiaries or are pending, and no requests for waivers of time to assess any such Taxes are pending or have been consented to by the Company or any of its Subsidiaries. Except as set forth in Section 3.1(m) of the Disclosure Schedule, neither the Company nor any Subsidiary has requested any extension of time within which to file any Tax Return in respect of any taxable year, which Tax Return has not since been filed. Except as set forth in Section 3.1(m) of the Disclosure Schedule, the federal income Tax Returns of the Company and its Subsidiaries have not been examined by the IRS during the past three years. None of the Company or its Subsidiaries has been a member of an affiliated group of corporations which has filed a consolidated federal income Tax Return (other than the group of which the Company is the common parent) or otherwise has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treas. Reg.
         Section 1.1502-6, any similar provision of state, local or foreign law, or by reason of its status as a transferee, successor, indemnitor or otherwise.

     (n) TERMINATION, SEVERANCE AND EMPLOYMENT AGREEMENTS. Section 3.1(n) of the Disclosure Schedule contains a complete and accurate list of each (i) employment or severance agreement not terminable without liability or obligation on 30 days' or less notice; (ii) agreement with any director, officer or other employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, on the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement or relating to an actual or potential change in control of the Company or any of its Subsidiaries or (B) providing any term of employment or other compensation guarantee or extending severance benefits or other benefits after termination not comparable to benefits available to employees of the Company or its Subsidiaries generally; (iii) agreement, plan or arrangement under which any person may receive payments that may be subject to tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iv) agreement or plan, including, but not limited to, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as set forth in Section 3.1(n) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has entered into or amended any written employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries or granted any severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries.

     (o) EMPLOYEE BENEFIT PLANS, ERISA.

     (i) Except as set forth in Schedule 3.1(o) of the Disclosure Schedule, the Company does not maintain, administer, contribute to or have any liability under, and has not maintained, administered, contributed to or had any liability under any: employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension Plan"), including, without limitation, any multiemployer plan as defined in Section 3(37) of ERISA ("Multiemployer Plan") or any non-qualified deferred compensation plan or retirement plan; employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan"), including any other plan, program, agreement or arrangement under which former employees of the Company (or their beneficiaries) are entitled, or current employees of the Company will be entitled, following termination of employment, to medical, health or life insurance or other benefits other than pursuant to benefit continuation rights granted by state or federal law; or bonus, stock, stock purchase, or stock option plan, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan"). The Pension Plans, Welfare Plans and Employee Benefit Plans shall be collectively referred to herein as the "Plans".

     (ii)Neither the Company, nor any corporation or business which is now or at the relevant time was an affiliate of the Company, as determined under
         Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (A) maintains, administers, contributes to or has any liability under any pension plan subject to the minimum funding standards set forth in
         Section 412 of the Code or subject to Title IV of ERISA; or (B) has ever maintained, administered, contributed to or had any liability under any Pension Plan subject to either the Code Section 412 minimum funding standards or Title IV of ERISA, other than a Plan as to which all liabilities have been satisfied in full.

     (iii) All Plans and related trusts, insurance contracts or other funding arrangements have been maintained and administered in all respects in material compliance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Each Pension Plan which is intended to be qualified under Code Section 401(a) has been administered in material compliance with such requirements and has received a post-Tax Reform Act of 1986 determination letter from the IRS that such Pension Plan satisfies the requirements of Section 401(a) of the Code, and to the Company's knowledge, nothing has occurred since the issuance of such letter that would adversely affect the tax qualified status of any of the Pension Plans.

     (iv)Contributions with respect to all current Plan years (i.e., from the first day of the current plan year to the Closing Date) shall be made or accrued prior to the Closing Date by Company with respect to each Pension Plan. With respect to all other Welfare Plans and Employee Benefit Plans, all required or recommended (in accordance with plan terms and past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the financial statements. None of the Plans has any material unfunded liabilities which are not reflected on the financial statements of the Company. The Company has no plans, programs, arrangements or made any other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust, insurance or other funding arrangement. There have been no changes in the operation or interpretation of any of the Plans since the most recent annual report which would have any material effect on the cost of operating or maintaining such Plans.

     (v) No Pension Plan has been terminated other than a Plan as to which all liabilities have been satisfied in full. Any Plan which has been terminated has been terminated in compliance with ERISA and the Code, all required reports, certifications or notices, have been or will be appropriately filed or distributed and an application for a favorable determination letter has been or will be filed with the IRS.

     (vi)The Company has made  available to Parent true and complete  copies of:
         (A) the plan documents and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; (B) any pending applications, filings or notices with respect to any of the Plans with the IRS, the pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency; (C) the latest financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; and (D) all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto.

     (vii) There are no pending or, to the Company's knowledge, threatened claims, lawsuits or arbitration asserted or instituted against any of the Plans by any employee or beneficiary covered under any Plans or otherwise involving any Plans (other than routine claims for benefits); and the Company has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims, lawsuits or arbitrations.

     (viii) Except as provided for in this Agreement or as disclosed in Section 3.1(o) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former director, officer or employee of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (B) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

     (ix)No liability has been or is expected to be incurred by the Company or any ERISA Affiliate under or pursuant to the Code or Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code or ERISA relating to the Plans and, to the knowledge of the Company no event, transaction or condition has occurred or exists that could result in any such liability to the Company or any ERISA Affiliate or, following the Closing, the Company, any ERISA Affiliate, the Purchaser or any such Plan.

     (x) At no time has the Company or any of its Subsidiaries contributed to, been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) with respect to any Plan which is a Multiemployer Plan.

     (xi)Except as set forth in Schedule 3.1(o) of the Disclosure Schedule, with respect to all Plans other than Multiemployer Plans, which are funded, or are required by applicable law to be funded, the present value of all accrued benefits (vested and non vested) of each such Plan as of the Closing Date, will not exceed the fair market value of the assets of each such Plan as of the Closing Date.

     (xii) No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Plan listed other than a Multiemployer Plan, which could subject any such Plan or any related trust, the Company, any ERISA Affiliate, the Purchaser or any director or employee of any of them to any tax or penalty imposed under Section 4975 of the Code or Section 502(i) or 502(l) of ERISA, either directly or indirectly, and whether by way of indemnity or otherwise.

     (p) ENVIRONMENTAL MATTERS. Other than those the failure to obtain or comply with, individually or in the aggregate, would not result or could not reasonably be expected to result in a Company Material Adverse Effect, the Company and each of its Subsidiaries has obtained and is in compliance in all material respects with the terms and conditions of all required permits, licenses, registrations and other authorizations required under Environmental Laws. Other than where such, individually or in the aggregate, would not result or could not reasonably be expected to result in a Company Material Adverse Effect, no asbestos in a friable condition, equipment containing polychlorinated biphenyls, or leaking underground or above-ground storage tanks are contained in or located at any facility currently owned, leased or controlled by the Company or any of its Subsidiaries, nor was any of the foregoing contained in or located at any facility previously owned, leased or controlled by the Company or any of its Subsidiaries . Other than where such, individually or in the aggregate, would not result or could not reasonably be expected to result in a Company Material Adverse Effect with respect to each of the following matters, neither the Company nor any of its Subsidiaries has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of its Subsidiaries, any Hazardous Substances, and no third party has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of its Subsidiaries, any Hazardous Substances, except for ordinary and necessary quantities of cleaning, pest control and office supplies and other chemicals used in the ordinary course of business and used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and non-hazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimis quantities discharged from, motor vehicles in their ordinary operation on real property owned, used or leased by the Company and its Subsidiaries. The Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, except for such non-compliances which, individually or in the aggregate, would not result or could not reasonably be expected to result in a Company Material Adverse Effect.
         Section 3.1(p) of the Disclosure Schedule contains a true and accurate list of (i) all past and present material noncompliance by the Company and each of its Subsidiaries with, or liability under, Environmental Laws and (ii) all past discharges, emissions, leaks, releases or disposals by it of any substance or waste regulated under or defined by Environmental Laws that have formed or could reasonably be expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against the Company or any of its Subsidiaries under any applicable Environmental Laws. Except as set forth in Section
         3.1(p) of the Disclosure Schedule, with respect to environmental matters, neither the Company nor any of its Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or its Subsidiaries that have resulted in or threaten to result in any material common law or legal liability, or otherwise form the basis of any material claim, action, suit, proceeding, hearing or investigation under, any applicable Environmental Laws. For purposes of this Section 3.1(p), (i) "Environmental Laws" mean applicable federal, state, local and foreign laws, regulations and codes relating in any respect to pollution or protection of the environment and (ii) "Hazardous Substances" means any toxic, caustic, or otherwise dangerous substance (whether or not regulated under federal, state or local environmental statutes, rules, ordinances, or orders), including (A) "hazardous substance" as defined in 42 U.S.C. Section 9601, and (B) petroleum products, derivatives, byproducts and other hydrocarbons.

     (q) ASSETS; PROPERTY; INTELLECTUAL PROPERTY.

     (i) The Company and its Subsidiaries own or have rights to use all assets necessary to permit the Company and its Subsidiaries to conduct their businesses as they are currently being conducted, except where a failure to own or have the right to use such assets, individually or in the aggregate, would not or could not reasonably be expected to have a Company Material Adverse Effect.

     (ii)Except as disclosed in Section 3.1(q) of the Disclosure Schedule, the Company has, directly or through its Subsidiaries, either (A) good, valid and marketable or indefeasible title to all real property owned by the Company or any Subsidiary, all of which is described in Section 3.1(q) of the Disclosure Schedule, and all personal property material to its business operations which is owned by it is owned in fee, and, in the case of both of such owned real property and such owned personal property, free and clear of any liens, encumbrances, mortgages and security interests other than Permitted Liens, or (B) rights by lease or other agreement to use all the real and personal property material to its business operations. The term "Permitted Liens" shall mean (A) liens or encumbrances for water, sewage and similar charges and current taxes and assessments, in each case, not yet due and payable or being contested in good faith and for which adequate reserves have been established, (B) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens or encumbrances arising or incurred in the ordinary course of business, (C) liens, encumbrances, mortgages and security interests arising or resulting from any action taken by Parent, (D) liens, encumbrances, mortgages and security interests of record or securing indebtedness described in
         Section 3.1(q) of the Disclosure Schedule and (E) easements, rights of way, restrictions and other similar charges or encumbrances that do not materially interfere with the ordinary conduct of the Company's business. True and complete copies of all mortgages encumbering the real property described in Section 3.1(q) of the Disclosure Schedule, and all amendments thereto, have been delivered to Parent. All real property leases under which the Company or any of its Subsidiaries is a lessee or lessor (the "Leases") are valid, binding and enforceable in all material respects in accordance with their terms, and there are no existing defaults thereunder. True and complete copies of the Leases, and all amendments thereto, have been delivered to Parent. The Company has not received notice of and does not otherwise have knowledge of any condemnation, requisition or taking by any public authority of all or any portion of its owned or leased real property. Except as disclosed in Section 3.1(q) of the Disclosure Schedule, there is no construction work being done at, or construction materials being supplied to, the real property owned or leased by the Company, except in connection with routine maintenance projects. The Company is liable for invoices for construction occurring prior to the date hereof as set forth in Section 3.1(q) of the Disclosure Schedule.

     (iii) Section 3.1(q) of the Disclosure Schedule identifies all of the following which are used in the Company's or any of its Subsidiaries' businesses or in which the Company or any of its Subsidiaries claims any ownership rights: (A) all trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights anywhere in the world; (B) all common law Trademarks; (C) all patents on, and pending applications to patent, any technology or design (collectively "Patents"); (D) all registrations of and applications to register copyrights since 1978 (collectively, "Copyrights"); and (E) all rights in and licenses to Trademarks, Patents and Copyrights, whether licensed to or by the Company or any of its Subsidiaries. The proprietary rights required to be so identified in clauses (A) - (E) herein are referred to herein collectively as the "Intellectual Property".

     (iv)Except as identified in Section 3.1(q) of the Disclosure Schedule: (A) the Company or one of its Subsidiaries is the owner of or duly licensed to use each Trademark and its associated goodwill; (B) each Trademark registration exists and has been maintained in good standing; (C) each patent and application included in the Intellectual Property exists, is owned by or licensed to the Company or one of its Subsidiaries, and has been maintained in good standing; (D) each Copyright exists and is owned by or licensed to the Company or its Subsidiaries; (E) other than such as, individually or in the aggregate, would not or could not be reasonably expected to result in a Company Material Adverse Effect, no other firm, corporation, association or person claims the right to use in connection with similar or related goods and in any geographic area, any mark, logo, name, symbol, device, or slogan which is identical or confusingly similar to any of the Trademarks or which could serve to dilute the distinctiveness of the Trademarks; (F) other than such as, individually or in the aggregate, would not or could not reasonably be expected to result in a Company Material Adverse Effect, no third party claims or asserts ownership rights in any of the Intellectual Property;
         (G) other than such as, individually or in the aggregate, would not or could not reasonably be expected to result in a Company Material Adverse Effect, the use by the Company or any of its Subsidiaries of any Intellectual Property does not now, and has never been alleged to, infringe any right of any third party; and (H) other than such as, individually or in the aggregate, would not or could not be reasonably expected to result in a Company Material Adverse Effect, no third party is now infringing, or has ever been accused by the Company of infringing, on any rights of the Company or any of its Subsidiaries in any of the Intellectual Property. Section 3.1(q) of the Disclosure Schedule sets forth a description of all known claims made or facts known to the Company or any of its Subsidiaries regarding any third party claims or actions to use a trademark confusingly similar to the Trademarks owned or used by the Company or any of its Subsidiaries anywhere in the world or to use technology which infringes any of the Company's Intellectual Property, other than such as, individually or in the aggregate, would not or could not reasonably be expected to result in a Company Material Adverse Effect .

     (r) SYSTEMS AND SOFTWARE. The Company and its Subsidiaries own or have the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted (collectively, "Systems"). Each System owned or used by the Company or its Subsidiaries immediately prior to the Effective Time will be owned or available for use by the Surviving Corporation or its Subsidiaries on identical terms and conditions immediately subsequent to the Effective Time. With respect to each System owned by a third party and used by the Company or its Subsidiaries pursuant to lease, license, sublicense, agreement or permission: (i) the lease, license, sublicense, agreement, or permission covering the System is legal, valid, binding and enforceable, and in full force and effect; (ii) the lease, license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time; (iii) with respect to any such lease, license, sublicense, agreement, or permission the Company is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company or permit termination, modification, or acceleration thereunder; (iv) no party to any such lease, license, sublicense, agreement, or permission has repudiated any provision thereof; (v) neither the Company nor its Subsidiaries have granted any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement, or permission; (vi) the Company's or its Subsidiaries' use and continued use of such Systems will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of its business as presently conducted other than such as, individually or in the aggregate, would not or could not reasonably be expected to result in a Company Material Adverse Effect.

     (s) LABOR MATTERS.

     (i) Neither the Company nor any of its Subsidiaries has, since June 30, 1999, (A) been subject to, or threatened with, any material strike, lockout or other labor dispute or engaged in any unfair labor practice, or (B) received notice of any pending petition for certification before the National Labor Relations Board with respect to any material group of employees of the Company or any of its Subsidiaries who are not currently organized. Except as set forth in Section 3.1(s) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any collective bargaining agreements.

     (ii)The Company and its Subsidiaries have complied in all material respects with the Workers Adjustment and Retraining Act of 1988, as amended, including, but not limited to, the provision of all required notices or payments in lieu thereof.

     (t) AFFILIATE TRANSACTIONS. The Company's Annual Report on Form 10-K for the year ended December 31, 1998 accurately describes all arrangements, agreements, contracts and transactions (the "Affiliate Transactions") to which the Company or any of its Subsidiaries or any of their respective properties currently is subject involving (i) any consultant, (ii) any person who is an officer, director or affiliate of the Company or any of its Subsidiaries, (iii) any relative of any of the foregoing, or (iv) any entity of which any of the foregoing is an affiliate. Copies of such arrangements, agreements and contracts have previously been delivered or made available to Parent and Sub, are listed in Section 3.1(t) of the Disclosure Schedule and are true, correct and complete. Each Affiliate Transaction is on terms at least as favorable to the Company or any relevant Subsidiary as could have been obtained from an unaffiliated third party.

     (u) YEAR 2000. Except as would not reasonably be expected to have a Company Material Adverse Affect, all Systems will not be materially adversely affected by, and will continue to operate substantially in the same manner as such Systems currently operate notwithstanding, Year 2000; provided, that the Company does not represent or warrant that the databases and systems of its material suppliers and customers will not be adversely affected due to the Year 2000. None of the Intellectual Property or other material assets of the Company and its Subsidiaries used in their current business will be materially adversely affected notwithstanding Year 2000 other than such as, individually or in the aggregate, would not or could not reasonably be expected to result in a Company Material Adverse Effect. As used herein, the term "Year 2000" means the occurrence of or calculation involving the Year 2000 A.D., or other calendar dates occurring through December 31, 2010.

     (v) REPRESENTATIONS AND WARRANTIES. None of the information contained in the representations and warranties of the Company set forth in this Agreement or in any certificate or writing delivered to Parent or Sub as contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

     (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of Parent and Sub is a corporation duly organized and validly existing under the laws of the State of Delaware. Neither Parent nor Sub nor any of their affiliates may be deemed to be a "foreign person" within the meaning of the Exon-Florio Act, 50 USC 2170. Each of Parent and Sub has the requisite power (corporate or otherwise) and authority (corporate or otherwise) to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Parent Material Adverse Effect (as defined below). As used in this Agreement, the term "Parent Material Adverse Effect" means any circumstance, event, change or effect that, individually or taken together with all adverse circumstances, changes and effects that are within the scope (excluding any qualification as to materiality or Parent Material Adverse Effect) of the representations made by Parent or Sub in this Agreement, impairs, or is reasonably likely to impair, the consummation of the Merger or any of the other transactions contemplated hereby.

     (b) AUTHORITY; ENFORCEABILITY; NONCONTRAVENTION. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of each of Parent and Sub, enforceable against such party in accordance with its terms, except that the enforceability hereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (i) violate any of the provisions of the Articles of Incorporation or By-laws of the Parent or Sub or (ii) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, or undertaking to which the Parent or the Sub is a party or by which the Parent or the Sub or any of its assets is bound, which would have a Parent Material Adverse Effect or prevent consummation of the transactions contemplated .

     (c) PROXY MATERIALS. All of the information to be furnished by Parent or Sub for inclusion in the Definitive Proxy Statement (or any amendment or supplement thereto) will not, on the date it is first mailed to the Company's stockholders, and, as then amended or supplemented, on the date of the Company's stockholders' meeting referred to in Section 5.1 hereof or on the Closing Date, contain any statement which is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent or any of its Affiliates.

                                   ARTICLE IV

            COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO MERGER

     SECTION 4.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated or otherwise permitted by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall use its reasonable best efforts to operate, and to cause each Subsidiary to operate, its business in the ordinary course in all material respects and comply with applicable laws in all material respects. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as expressly contemplated by this Agreement and except as set forth in Section 4.1 of the Disclosure Schedule, the Company shall not, and will not permit its Subsidiaries to, without the prior written consent of Parent:

     (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of the Company's or any Subsidiary's outstanding capital stock, (y) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (z) purchase, redeem or otherwise acquire any shares of its outstanding capital stock or any rights, warrants or options to acquire any such shares;

     (ii)authorize for issuance, issue, sell, grant, deliver, or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights, to exchange, rights to purchase or otherwise) pledge or otherwise encumber any shares of the Company's or any Subsidiary's capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except for the issuance of shares of Common Stock upon exercise of Options outstanding prior to the date of this Agreement and disclosed in Section 3.1(c), or take any action that would make the Company's representations and warranties set forth in
         Section 3.1(c) not true and correct in all material respects;

     (iii) except as contemplated hereby, amend or propose to amend the Company's Restated Charter or By-laws or any Subsidiary's articles of incorporation or by-laws or other comparable charter, organizational, or similar constituent documents;

     (iv)acquire any business or any corporation, partnership, joint venture, association or other business organization or division thereof (or any interest therein) in a transaction or series of transactions involving aggregate consideration in excess of $1 million or form any Subsidiary;

     (v) lease (other than office equipment leases entered into in the ordinary course of business), sell or otherwise dispose of any of its assets, except in the ordinary course of business or in a transaction or series of transactions involving assets with an aggregate value of less than $1 million;

     (vi)make any capital expenditures or commitments with respect thereto, except capital expenditures or commitments not exceeding the Company's forecasts provided in Schedule 4.1 of the Disclosure Schedule by more than $100,000 in the aggregate as the Company may, in its discretion, deem appropriate;

     (vii) (x) mortgage or pledge any of its assets or create or suffer to exist any liens thereon (excluding Permitted Liens), incur, assume or prepay any long-term or short-term debt or issue any debt securities or incur any other indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings in the ordinary course under existing lines of credit (or under any refinancing of such existing lines), or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company, or (y) make any loans or advances to any other person, other than to the Company and other than routine advances to employees;

     (viii) grant or agree to grant to any employee any increase in wages or bonus (other than any increase in the ordinary course of business consistent with past practices), severance, profit sharing, retirement, deferred compensation, insurance or other compensation or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company Stock Option Plan;

     (ix)merge, amalgamate or consolidate with any other entity in any transaction, sell all or substantially all of its business or assets;

     (x) enter into or amend any employment, consulting, severance or similar agreement with any individual which provides for the payment of an annual base salary in excess of $125,000;

     (xi)change its accounting policies in any material respect, except as required by generally accepted accounting principals;

     (xii) except as contemplated by Section 5.8 and Section 7.1(d) hereof, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), any acquisition or disposition of a material amount of assets or securities (including, without limitation, the assets or securities of any Subsidiary and other than inventory in the ordinary course); or

     (xiii) except as contemplated by Section 5.8 and Section 7.1(d) hereof, commit or agree to take any of the foregoing actions.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     SECTION 5.1. MEETING OF STOCKHOLDERS. The Company will take all action necessary in accordance with applicable law and its Restated Charter and By-laws to duly call, give notice of, and convene a meeting of its stockholders (the "Stockholders' Meeting") to consider and vote upon the adoption of this Agreement. The board of directors of the Company shall recommend such adoption and approval, and subject to fiduciary obligations under applicable law, shall not withdraw or modify such recommendation other than in compliance with Section 5.8 and Section 7.1(d) or if the Fairness Opinion (as defined in Section 5.2) is withdrawn, and shall take all lawful action necessary to obtain such approval.

     SECTION 5.2. PROXY STATEMENT. In connection with the Stockholders' Meeting contemplated by Section 5.1 above, the Company will prepare and file (after consultations with Parent) a preliminary proxy statement relating to the transactions contemplated by this Agreement (the "Preliminary Proxy Statement") with the SEC and will use its commercially reasonable efforts to respond to the comments of the SEC thereon and to cause a final proxy statement (the "Definitive Proxy Statement") to be mailed to the Company's stockholders, in each case as soon as reasonably practicable after providing Parent with reasonable opportunity to comment thereon. The Company will notify the Parent promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Preliminary Proxy Statement or the Definitive Proxy Statement or for additional information, and will supply Parent with copies of all correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Preliminary Proxy Statement, the Definitive Proxy Statement or the Merger. If at any time prior to the Stockholders' Meeting, (i) any event should occur relating to the Company or any of the Subsidiaries which should be set forth in an amendment of, or a supplement to, the Definitive Proxy Statement, or (ii) any event should occur relating to Parent or Sub or any of their respective Associates or Affiliates, or relating to the plans of any such persons for the Surviving Corporation after the Effective Time of the Merger, or relating to the Financing (as defined in Section 5.5) in either case that should be set forth in an amendment of, or a supplement to, the Definitive Proxy Statement, then the Company or Parent (as applicable), will, upon learning of such event, promptly inform the other of such event and the Company shall prepare, file and, if required, mail such amendment or supplement to the Company's stockholders; provided that, prior to such filing or mailing the Company shall consult with Parent with respect to such amendment or supplement and shall afford Parent reasonable opportunity to comment thereon. Parent will furnish to the Company the information relating to Parent and Sub, their respective Associates and Affiliates and the plans of such persons for the Surviving Corporation after the Effective Time of the Merger, and relating to the Financing, which is required to be set forth in the Preliminary Proxy Statement or the Definitive Proxy Statement under the Exchange Act and the rules and regulations of the SEC thereunder. The Definitive Proxy Statement shall contain a copy of the written opinion (the "Fairness Opinion") of Allen that the Merger Consideration is fair from a financial point of view to the Company's stockholders.

     SECTION 5.3. ACCESS TO INFORMATION; CONFIDENTIALITY.

     (a) From the date hereof, the Parent, Sub and their financing sources shall be entitled to make or cause to be made such reasonable investigation of the Company and its Subsidiaries, and the financial and legal condition thereof, as Parent, Sub and their financing sources deem reasonably necessary or advisable, and the Company shall reasonably cooperate with any such investigation. In furtherance of the foregoing, but not in limitation thereof, the Company will, and will cause each of its Subsidiaries to, provide the Parent, Sub and their financing sources and their respective agents and representatives, or cause them to be provided, with reasonable access to any and all of its management personnel, accountants, representatives, premises, properties, contracts, commitments, books, records and other information of the Company and each of its Subsidiaries upon reasonable notice during regular business hours and shall furnish such financial and operating data, projections, forecasts, business plans, strategic plans and other data relating to the Company and its Subsidiaries and their respective businesses as the Parent, Sub, their financing sources and their respective agents and representatives shall reasonably request from time to time, including all information necessary to satisfy closing conditions for obtaining the Financing; provided, that until the
         Closing Date all information provided to Parent, Sub and their financing sources and representatives pursuant hereto (other than the information (i) contained in any offering memorandum prepared in connection with the registration, offering, placement, or syndication of any of the Financing, (ii) disclosed in the process of marketing the Financing, or (iii) contained in any filing with the SEC, NASDAQ or any national securities exchange), shall be subject to the confidentiality provisions set forth in Section 5.3(b). The Company agrees to cause its and its Subsidiaries' officers, employees, consultants, agents, accountants and attorneys to cooperate with the Parent, Sub and their financing sources and representatives in connection with such review and the Financing, including the preparation by the Parent, Sub and their financing sources of any offering memorandum or related documents related to such Financing. No investigation by the Parent or Sub heretofore or hereafter made shall modify or otherwise affect any representations and warranties of the Company, which shall survive any such investigation, or the conditions to the obligation of the Parent and Sub to consummate the transactions contemplated hereby.

     (b) Subject to Section 5.7 and Section 5.3(a), all information disclosed, whether before or after the date hereof, pursuant to this Agreement or in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall constitute confidential information which shall be kept confidential by such other party and its representatives and shall not be used by any Person, other than in connection with evaluating and giving effect to the Merger and the other the transactions contemplated by this Agreement including, without limitation, in connection with procurement of the Financing. If the Merger is not consummated and this Agreement is terminated in accordance with its terms, at the request of the Company, Parent or Sub (as applicable) shall return or destroy any information provided hereunder.


     SECTION 5.4. COMMERCIALLY REASONABLE EFFORTS. Subject to the provisions of Sections 7.1(a), 7.1(c)(i) and 7.1(c)(ii), it is acknowledged that the parties desire to close this transaction no later than November 22, 1999. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in Article VI. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the H-S-R Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within thirty business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the H-S-R Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the H-S-R Act as soon as practicable. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.4 shall require Parent or the Company to dispose or hold separate any part of its business or operations or agree not to compete in any geographic area or line of business. The Company and Parent shall each furnish to one another and to one another's counsel all such information as may be required in order to accomplish the foregoing actions. If any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, the Company and Parent will take all commercially reasonable action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

     SECTION 5.5. FINANCING. Each of Parent and Sub shall use their commercially reasonable efforts to obtain financing in an amount sufficient to consummate the transactions contemplated hereby and to pay all fees and expenses in connection therewith (the "Financing") on terms and conditions reasonably satisfactory to them. The foregoing obligation shall include, without limitation, Parent's obligation to commence substantial efforts to fund its obligations hereunder, including preparing and, to the extent appropriate, circulating any offering materials and, after circulating such offering materials, holding any road shows Parent deems necessary or desirable, no later than the date on which the Company holds the Stockholders' Meeting.

     SECTION 5.6. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

     (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each person who is now, at any time has been or who becomes prior to the Effective Time a director, officer, employee or agent of the Company or any of its
         Subsidiaries (the "Indemnified Parties") against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable fees and expenses of legal counsel), judgments, fines or, subject to the last sentence of Section 5.6(b), amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (each a "Claim") arising in whole or in part out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any which arise out of or relate to the transactions contemplated by this Agreement), based on or arising out of the fact that such person is or was a director, officer, employee or agent of the Company or any of its Subsidiaries, regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time, to the full extent permitted under Delaware law or the Surviving Corporation's Certificate of Incorporation or By-laws in effect as of the Effective Date; provided, however, that in no event shall the Surviving Corporation be required to indemnify, defend or hold harmless any director, officer or employee of the Company or any of its Subsidiaries in respect of any loss, cost, damage, expense or liability incurred by such party in respect of any Common Stock or Options held by such persons prior to or after the Effective Time. Without limiting the generality of the preceding sentence, in the event any Indemnified Party becomes involved in any Claim, after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, periodically advance to such Indemnified Party its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the provisions of paragraph (b) of this Section 5.6, and subject to the providing by such Indemnified Party of an undertaking to reimburse all amounts so advanced in the event of a final and non-appealable determination by a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

     (b) The Indemnified Party shall control the defense of any Claim with counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent, provided that Parent and the Surviving Corporation shall be permitted to participate in the defense of such Claim at their own expense, and provided further that if any D&O Insurance (as defined in paragraph (c) of this Section 5.5) in effect at the time shall require the insurance company to control such defense in order to obtain the full benefits of such insurance and such provision is consistent with the provisions of the Company's D&O
         Insurance existing as of the date of this Agreement, then the provisions of such policy shall govern the selection of counsel. Neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent shall not be withheld unreasonably.

     (c) For a period of six years after the Effective Time (the "Insurance Carry-Over Period"), Parent or the Surviving Corporation shall provide officers' and directors' liability insurance ("D&O Insurance") covering each Indemnified Party who is presently covered by the Company's officers' and directors' liability insurance or will be so covered at the Effective Time with respect to actions or omissions occurring prior to the Effective Time, on terms no less favorable than such insurance maintained in effect by the Company as of the date hereof in terms of coverage and amounts, provided that Parent and the Surviving
         Corporation shall not be required to pay in the aggregate an annual premium for D&O Insurance in excess of 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

     (d) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain substantially similar provisions with respect to indemnification, personal liability and advancement of fees and expenses as set forth in the Restated Charter and By-laws of the
         Company as of the Effective Time, which provisions shall not be amended, repealed or otherwise modified during the Insurance Carry-Over Period in any manner that would adversely affect the rights thereunder of the Indemnified Parties in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. Parent, Sub and the Company agree that all rights existing in favor of any Indemnified Party under any indemnification agreement in effect as of the date hereof (each of which shall be listed on Section 5.6(d) of the Disclosure Schedule hereto) shall survive the Merger and shall continue in full force and effect, without any amendment thereto. In the event any Claim is asserted or made, any determination required to be made with respect to whether an Indemnified Party's conduct complies with standards set forth under such provisions of the Restated Charter or By-laws or under the DGCL or any such indemnification agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Party and reasonably acceptable to Parent unless the DGCL, the Restated Charter or By-laws provide otherwise; and provided, that nothing in this
         Section 5.5 shall impair any rights or obligations of any current or former director or officer of the Company or any of its Subsidiaries, including pursuant to the respective certificates of incorporation or bylaws of Parent, the Surviving Corporation or the Company, or their respective Subsidiaries, under the DGCL or otherwise.

     (e) The provisions of this Section 5.5 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Parent, Sub, the Company and the Surviving Corporation.

     SECTION 5.7. PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation; provided, that any such party may make any public statement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange, it being understood and agreed that each party shall promptly provide the other parties hereto with copies of such public statement.

     SECTION 5.8. ACQUISITION PROPOSALS.

     (a) The Company shall not, nor shall it authorize or permit any of its representatives to, directly or indirectly, (i) solicit or initiate the submission of any Acquisition Proposal (as hereinafter defined); (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the independent directors from furnishing information or requiring the Company to furnish information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide Acquisition Proposal by such person. For purposes of this Agreement, "Acquisition Proposal" means any proposal with respect to a merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries or any equity interest greater than 25% in the Company or any of its Subsidiaries, other than the transactions contemplated hereby.

     (b) The Company shall not enter into any agreement with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement unless the Company's Board of Directors determines in good faith by a majority vote, after consultation with its financial and legal advisors that such transaction (the "Alternative Transaction") is more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated by this Agreement.

     SECTION 5.9. BOARD ACTION RELATING TO STOCK OPTION PLANS AND OPTIONS. As soon as reasonably practicable following the date of this Agreement, to the extent permitted by the Company Stock Option Plans and applicable law, the Board of Directors of the Company (or, if appropriate, any committee administering a Company Stock Option Plans) shall adopt such resolutions or take such actions as may be necessary or appropriate to adjust the terms of all outstanding Company Stock Options in accordance with Section 2.2, and shall make such other changes to the Company Stock Option Plans as it deems necessary or appropriate to give effect to the Merger. In addition, prior to the Effective Time, the Board of Directors of the Company shall adopt such resolutions and take such actions as may be required to amend the terms of all outstanding Options in accordance with Section 2.2, to the extent permitted by the Company Stock Option Plans and applicable law, and shall make such other changes to the Options as it deems appropriate to give effect to the Merger.

     SECTION 5.10.NOTICES OF CERTAIN EVENTS. The Company and Parent shall promptly notify the other of:

     (a) the receipt of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) the receipt of any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to the best of its actual knowledge, threatened against, relating to or involving or otherwise affecting the Company or any Subsidiary, on the one hand, or Parent or Sub, on the other hand, which, in either case, could materially interfere with the consummation of the transactions contemplated by this Agreement.

     SECTION 5.11.EXCHANGE ACT AND STOCK EXCHANGE FILINGS. Unless an exemption shall be expressly applicable to the Company, or unless Parent agrees otherwise in writing, the Company will file with the SEC and the NASDAQ all reports required to be filed by it pursuant to the rules and regulations of the SEC and the NASDAQ (including, without limitation, all required financial statements).

     SECTION 5.12.AMENDMENT TO EMPLOYMENT AGREEMENTS. Parent, Sub, the Company Garret L. Dominy ("Dominy") and James S. Carter ("Carter") hereby agree that, effective upon the Effective Date and contingent upon the consummation of the Merger, each of the Amended and Restated Employment Agreement between the Company and (a) Carter dated as of November 1, 1997 and (b) the Amended and Restated Employment Agreement between the Company and Dominy dated as of November 1, 1997 (each, an "Employment Agreement"), shall automatically be amended with regard to the provision in each such Employment Agreement relating to Termination Without Cause to the effect that the time period "36 months" appearing in Section 4.3(ii)(b) in each Employment Agreement shall be deleted and in each case replaced with the time period "18 months". This amendment shall be of no force and effect in the event this Agreement is terminated or the Merger is not otherwise consummated.



                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) STOCKHOLDER APPROVAL. This Agreement shall have been adopted by the affirmative vote of holders of a majority of the outstanding shares of Common Stock.

     (b) GOVERNMENTAL APPROVALS AND FILINGS. Any applicable waiting period under the H-S-R Act relating to the merger shall have expired or been terminated without any material limitation, restriction or condition and all other filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from governmental entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Sub, and which if not obtained would have a Material Adverse Effect or would prevent consummation of the Merger, will have been made or obtained.

     SECTION 6.2. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Section 3.1 shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties speak as of an earlier date, (ii) for changes permitted or contemplated by this Agreement and (iii) for matters or circumstances or events which would not have a Company Material Adverse Effect, and Parent shall have received an officers' certificate signed on behalf of the Company by its chief executive officer and chief financial officer to the effect set forth in this paragraph.

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received an officers' certificate signed on behalf of the Company by its chief executive officer and chief financial officer to such effect.

     (c) THIRD PARTY CONSENTS. The Company shall have obtained, or Parent and Sub shall have waived, the consent of any third parties the consent of whom is required under any agreement, contract or license to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or licensed for consummation of the Merger and the transactions contemplated by this Agreement and as to which failure to obtain such consent would have a Company Material Adverse Effect.

     (d) ENVIRONMENTAL DUE DILIGENCE. Parent and Sub shall have received, Phase I and, if appropriate in the judgment of Parent's environmental consultant, Phase II environmental assessment reports for the Company's past and present property and operations (the "Environmental Reports") which reports shall not disclose any information which would have a material adverse effect on the financial condition or operations of any individual Facility (as hereafter defined); provided, however that Parent shall be deemed to have waived this condition in the event that the Environmental Reports have not been obtained by September 30, 1999 and Parent has not notified the Company in writing of any such disclosure in any Environmental Report by such date. For purposes of this Section 6.2, Facility shall mean each of Marion Composites (a division of Technical Products, Group, Inc.), Lincoln Composites (a division of Technical Products, Group, Inc.), Itellitec (a division of Technical Products, Group, Inc.), Alcore, Inc. (a subsidiary of
         Advanced Technical Products, Inc) and Lunn Industries, Inc. (a subsidiary of Advanced Technical Products, Inc.).

     SECTION 6.3. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub set forth in Section 3.2 shall be true and correct , in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties speak as of an earlier date, (ii) for changes permitted or contemplated by this Agreement and (iii) for matters or circumstances or events which would not have a Parent
         Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to the effect set forth in this paragraph.

     (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.



                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1. TERMINATION. This Agreement may only be terminated pursuant to, and in accordance with, this Section 7.1 and any termination not in accordance with this Section 7.1 shall be void and of no force and effect. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company or the Sub:

     (a) by either the Parent or the Company in the event that the Parent and Sub are unable to procure the Financing or are otherwise unable to pay the Merger Consideration on or before the Deadline Date (as hereinafter defined); or

     (b) by mutual written consent of Parent and the Company; or

     (c) by either Parent or the Company:

     (i) if the adoption of this Agreement by the stockholders of the Company required by Delaware law or of the amendments, pursuant to Section 1.6(a) herein, to the Company's Restated Charter shall not have been obtained by January 15, 2000; or

     (ii)if the Merger shall not have been consummated on or before the Deadline Date, provided that the failure to consummate the Merger is not attributable to the failure of the terminating party to fulfill its obligations pursuant to this Agreement; or

     (iii) if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

     (d) by the Company, provided it is not in breach of Section 5.8, if the Board of Directors of the Company shall have approved an Alternative Transaction after determining in good faith that such transaction Alternative Transaction is more favorable to the stockholders of the Company from a financial point of view than the transactions contemplated by this Agreement; or

     (e) by Parent,  if the Company  shall have (i)  breached  any  provision of
         Section 5.8, (ii) withdrawn or modified, in a manner materially adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company of this Agreement or the transactions contemplated hereby or (iii) approved an Alternative Transaction; or

     (f) by the Company, if Parent or Sub shall have (i) materially breached any of their representations or warranties contained herein or (ii) failed to comply in any material respect with any agreements, covenants or obligations provided herein applicable to Parent and Sub, in each case of (i) and (ii) which breach or failure was not cured such within 10 business days after written notice thereof; or

     (g) by Parent, if the Company shall have (i) materially breached any of its representations or warranties contained herein or (ii) failed to comply in any material respect with any agreements, covenants or obligations provided herein applicable to the Company, in each case of (i) and (ii) which breach or failure was not cured such within 10 business days after written notice thereof.

For purposes of this Agreement, the term "Deadline Date" shall mean February 15, 2000 unless the Stockholders' Meeting is held on or before December 1, 1999, in which case "Deadline Date" shall mean January 31, 2000. The parties agree that time is of the essence with respect to the actions to be taken within the time periods specified in Sections 7.1(a), 7.1(c)(i) and 7.1(c)(ii) and shall proceed accordingly with respect thereto.

     SECTION 7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, except as follows:

     (a) if this Agreement is terminated by the Company pursuant to Section 7.1(d), or by Parent pursuant to Section 7.1(e), then the Company shall immediately pay to Parent a cash amount equal to $4,125,000 as compensation for lost opportunities and shall reimburse Parent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this transaction. The Company acknowledges that the amount of damages that would be incurred by Parent as a result of such a termination are difficult to ascertain, and that the amount of liquidated damages provided by this Section 7.2(a) is reasonable;

     (b) if this  Agreement is terminated  by Parent or the Company  pursuant to
         Section 7.1(c)(i) or by Parent pursuant to Section 7.1(g), then the Company shall immediately reimburse Parent for all of its reasonable and documented out-of-pocket expenses incurred in connection with this transaction; and

         (c) if this Agreement is terminated by Parent or the Company pursuant to Section 7.1(a), then the Company shall be entitled to retain the Deposit as compensation for lost opportunities and Parent shall reimburse the Company for all of its reasonable and documented out-of-pocket expenses incurred in connection with this transaction (including the expenses of Allen which the Company is obligated to bear but excluding the fees of Allen, which the Company is obligated to bear). Parent and Sub acknowledge that the amount of damages that would be incurred by the Company as a result of such a termination are difficult to ascertain, and that the amount of liquidated damages provided by this Section 7.2(c) is reasonable.

     (d) if this Agreement is terminated by the Company pursuant to Section 7.1(f), then Parent shall immediately reimburse the Company for all of its reasonable and documented out-of-pocket expenses incurred in connection with this transaction (including the expenses of Allen which the Company is obligated to bear but excluding the fees of Allen, which the Company is obligated to bear).

         SECTION 7.3 AMENDMENT. Subject to the applicable provisions of the DGCL, at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after adoption of this Agreement by the stockholders of the Company or the Sub, no amendment shall be made which by law would require the further approval of such stockholders, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

         SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         SECTION 7.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver pursuant to Section
7.4 shall, in order to be effective and in addition to requirements of applicable law, require, in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, including, without limitation, Section 5.6.

     SECTION 8.2. FEES AND EXPENSES. Except as provided otherwise herein, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 8.3. DEFINITIONS.  For purposes of this Agreement:

     (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act;

     (b) "person" or "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     SECTION 8.4. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) or telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Parent or Sub, to

                  c/o The Veritas Capital Fund, L.P.
                  660 Madison Avenue
                  New York, NY  10021
                  Attention:  Robert B. McKeon
                  Fax:  212-688-9411

                  with a copy to:

                  Whitman Breed Abbott & Morgan LLP
                  200 Park Avenue
                  New York, NY  10166
                  Attention:  Benjamin M. Polk, Esq.
                  Fax:  212-351-3131

     (b) if to the Company, to

                  Advanced Technical Products, Inc.
                  200 Mansell Court, East
                  Suite 505
                  Roswell, Georgia 30076
                  Attention:  Garrett L. Dominy
                  Fax:     770-993-1986

                  with a copy to:

                  Valerie A. Price, Esq.
                  76 Parkview Road South
                  Pound Ridge, NY  10576
                  Fax:  914-763-2590

     SECTION 8.5. INTERPRETATION. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

     SECTION 8.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.7. ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement, including the exhibits and schedules hereto which are incorporated herein by this reference, the Escrow Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person, other than the parties hereto and the third party beneficiaries referred to in the following sentence, any rights or remedies. The parties hereto expressly intend the provisions of Section 5.6 and Article II to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third persons referred to in, or intended to be benefited by, such provisions.

     SECTION 8.8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties and any such assignment shall be null and void, except that Parent may assign this Agreement without the consent of the Company (i) to any Affiliate of Parent or (ii) for collateral security purposes to any source of financing to the Parent, Sub or Surviving Company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.10.ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 8.11.SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     SECTION 8.12.WAIVER OF JURY TRIAL. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


ADVANCED TECHNICAL PRODUCTS, INC.

By:  ___________________________________
         Name:    Garrett L. Dominy
         Title:   Executive Vice President & CFO


ATP HOLDING CORP.

By: _____________________________________
         Name:    Robert B. McKeon
         Title:   President


ATP ACQUISITION CORP.

By: _____________________________________
         Name:    Robert B. McKeon
         Title:   President




For purposes of Section 5.12 herein only:


  -----------------------------------
Garrett L. Dominy


  -----------------------------------
James S. Carter

 EXHIBIT 1.2

FORM OF ESCROW AGREEMENT

                                                                    EXHIBIT 1.2

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is dated as of September __, 1999, by and among ATP HOLDING CORP., a Delaware corporation ("Purchaser"), ADVANCED TECHNICAL PRODUCTS, INC., a Delaware corporation (the "Company"), and The Chase Manhattan Bank (the "Escrow Agent"). Purchaser and the Company are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                                        W I T N E S S E T H:

         WHEREAS, Purchaser, ATP Acquisition Corp., a Delaware corporation ("Sub"), and the Company have executed and entered into that certain Agreement and Plan of Merger of even date herewith relating to the merger of Sub with and into the Company (the "Merger Agreement");

         WHEREAS, pursuant to the Merger Agreement, Purchaser has agreed to deposit the sum of Three Million Dollars ($3,000,000) (the "Deposit") in an escrow account with the Escrow Agent subject to and in accordance with the terms and conditions set forth herein, to be held and disbursed pursuant to the terms and conditions of this Agreement; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, it is hereby agreed by and among the Parties and the Escrow Agent as follows:

         1. Delivery of the Deposit. On the date hereof, Purchaser shall deliver to the Escrow Agent, by certified check or by wire transfer of immediately available funds, an amount equal to the Deposit.

         2. Disbursement of the Deposit by Escrow Agent. Subject to Section 5(a) hereof, the Escrow Agent shall disburse the Deposit as follows:

         (a) Five (5) business days (or such shorter period as Purchaser may consent to in writing) after the receipt by the Escrow Agent of a notice signed by the Company (the "Company's Demand Notice"), stating that the Company is entitled to receipt of the Deposit pursuant to the provisions of Section 1.2 of the Merger Agreement and confirming that the Company has at the same time delivered the Company's Demand Notice to Purchaser, the Escrow Agent shall deliver the Deposit in accordance with the Company's Demand Notice; provided, however, that if within such five (5) business day period, the Escrow Agent receives a written objection signed by Purchaser, then the Escrow Agent shall continue to hold the Deposit until otherwise authorized and directed to distribute the same pursuant to paragraph (c) or (d) of this Section 2;

         (b) Five (5) business days (or such shorter period as the Company may consent to in writing) after the receipt by the Escrow Agent of a notice signed by Purchaser ("Purchaser's Demand Notice"), stating that Purchaser is entitled to receipt of the Deposit pursuant to the provisions of Section 1.2 of the Merger Agreement and confirming that Purchaser has at the same time delivered Purchaser's Demand Notice to the Company, the Escrow Agent shall deliver the Deposit in accordance with Purchaser's Demand Notice; provided, however, that if within such five (5) business day period, the Escrow Agent receives a written objection signed by the Company, then the Escrow Agent shall continue to hold the Deposit until otherwise authorized and directed to distribute the same pursuant to paragraph (c) or (d) of this Section 2;

         (c) Upon receipt by the Escrow Agent of a joint written instruction ("Joint Written Instruction") signed by each of Purchaser and the Company (either on the same document or in counterparts), the Escrow Agent shall deliver the Deposit or such portion of the Deposit in accordance with the terms of the Joint Written Instruction; and

         (d) Upon receipt by the Escrow Agent of a final and non-appealable order, determination or award of any court or tribunal (an "Order"), the Escrow Agent shall deliver the Deposit, or any portion thereof, in accordance with the Order. Any such Order shall be accompanied by an opinion of counsel for the Party presenting such Order satisfactory to the Escrow Agent to the effect that such court or tribunal has competent jurisdiction and that such Order is final and non-appealable.

         3.       Duties and Responsibilities of the Escrow Agent.

         (a) The Parties acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by the terms and conditions of the Merger Agreement, and shall not be required to inquire into whether either Party is entitled to receipt of the Deposit, or any portion thereof, pursuant to the Merger Agreement; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement, and in any event shall have liability under and in connection with this Agreement, or any portion thereof, only for gross negligence or willful misconduct, all other liabilities being expressly disclaimed, and such disclaimer being hereby explicitly accepted by the Parties; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper person or party, whether in the form of a hand-signed original or a facsimile, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof or the genuineness of any signature therein; (iv) may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so; (v) shall not be under any duty to give the property held by it hereunder any greater degree of care than it gives its own similar property; and (vi) may consult counsel satisfactory to it, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith in accordance with the opinion of such counsel.

         (b) The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement. The Parties, jointly and severally, hereby agree to indemnify and hold harmless the Escrow Agent and any of its officers or employees for any action taken or omitted to be taken by it or any of its officers or employees hereunder, including the costs and expenses of defending itself against any claim or liability under this Agreement (including the fees of outside counsel), except to the extent of gross negligence of willful misconduct in its capacity as Escrow Agent under this Agreement. The Escrow's Agent duty is only to the Parties to this Agreement and to no other person whomsoever. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         (c) The Escrow Agent may at any time resign as escrow agent hereunder by giving thirty (30) days prior written notice of its resignation to each of the Parties. Prior to the effective date of the resignation as specified in such notice, each of Purchaser and the Company will issue to the Escrow Agent a written instruction authorizing delivery of the Deposit to a substitute escrow agent selected by such Parties. If no successor escrow agent is named by such Parties, the Escrow Agent may (i) apply to a court of competent jurisdiction in the State of New York or any federal court located in the State of New York for appointment of a successor escrow agent, or (ii) deposit the Deposit with any court of competent jurisdiction in the State of New York or any federal court located in the State of New York, in either of which events the Escrow Agent shall give written notice thereof to each of Purchaser and the Company, and thereupon the Escrow Agent shall be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent shall have the right to withhold an amount equal to the amount due and owing to the Escrow Agent, plus any out of pocket costs and expenses the Escrow Agent may reasonable believe will be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

         (d) The Escrow Agent does not have and will not have any interest in the Deposit, but is serving only as escrow holder, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment of the Deposit in accordance with this Agreement.

         (e) This  Agreement  sets  forth  exclusively  the duties of the Escrow
Agent with respect to any and all matters pertinent thereto, and no implied duties or obligations shall be read into this Agreement.

         (f) The provisions of this Section 3 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

         4. Fees. Purchaser and the Company will share equally all of the fees (as set forth on Schedule 1 hereto) and reasonable out of pocket expenses of the Escrow Agent. The foregoing notwithstanding, Purchaser and the Company hereby agree to jointly and severally (i) pay the Escrow Agent upon execution of this Agreement as described on Schedule 1 hereto and (ii) pay or reimburse the Escrow Agent upon request for all reasonable out of pocket expenses incurred by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement. The parties hereby grant the Escrow Agent a lien, right of set-off and security interest to the account for the payment of any claim for compensation, expenses and amounts due hereunder.

         5.       Dispute Resolution; Judgments.

         (a) It is understood and agreed that if any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Deposit, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Deposit pending receipt of a Joint Written Instruction pursuant to Section 2(c) hereof or an Order and accompanying opinion of counsel pursuant to Section 2(d) hereof, or (ii) deposit the Deposit with any court of competent jurisdiction in the State of New York or any federal court located in the State of New York, in which event the Escrow Agent shall give written notice thereof to each of Purchaser and the Company, and thereupon the Escrow Agent shall be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Deposit. The Escrow Agent shall have the right to retain counsel in case it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determine that it is necessary to consult counsel.

         (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Order (as defined in Section 2(d) hereof). In case the Escrow Agent obeys or complies with any such Order, the Escrow Agent shall not be liable to any of the Parties or to any other person, firm, corporation or entity by reason of such compliance, notwithstanding that any such Order may be subsequently reversed, modified, annulled, set aside, vacated or found to have been entered into without jurisdiction.

         6. Investment of the Deposit.

         (a) During the term of this Escrow Agreement, the Deposit shall be invested and reinvested by the Escrow Agent in the qualified investment indicated below:

                  [  ]     The Chase Manhattan Bank Money Market Account;

                  [X]      A Chase Manhattan Bank Deposit Account;

                  [ ] One or more portfolios of The Chase Vista Money Market Mutual Funds, for which affiliates of The Chase Manhattan Bank provide investment advisory and shareholder services for a fee as described in the prospectus for these funds which has been provided to the parties, in addition to a 25 basis point fee as compensation for administrative and accounting services provided to clients;

                  [  ]     Such other investments as Purchaser and the Company
                           and the Escrow Agent mutually agree upon.

         All trust investment orders involving Treasuries, commercial paper and other direct investments will be executed through The Chase Asset Management
(CAM), in the investment management division of the Chase Manhattan Bank. Subject to the principles of best execution, transactions are effected on behalf of the account by broker-dealers selected by CAM. An agency fee will be assessed in connection with each transaction. The Company and Purchaser will be provided periodic statements reflecting transactions executed on their behalf. Upon request, within 5 days of any securities transaction in the account the Company and Purchaser will receive at no additional cost a notification providing transaction details including the agency fee.

         The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under the Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the instruction of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Deposit or any earnings thereon.



         (b) Any interest or other income earned on the investment of the Deposit shall be added to and become part of the Deposit for all purposes hereunder. Any receipt of interest or other income earned on the Deposit shall be subject to withholding regulations then in force with respect to United
States taxes, and the Party or Parties entitled to receive such interest or other income shall furnish the Escrow Agent with such forms and certificates as are required by law.

         7. Notices. All notices and other communications to be given under or by reason of this Agreement to any party must be in writing and will be deemed to have been validly given and received when delivered in person, by mail or by facsimile, or when delivered by an overnight courier (such as Federal Express), addressed as follows:

                  (a)      IF TO PURCHASER:

                                    c/o The Veritas Capital Fund, L.P.
                                    660 Madison Avenue
                                    New York, New York  10021
                                    Facsimile:  (212) 688-9411
                                    Attn:  Mr. Robert B. McKeon
                                    Federal ID#:

                                    with a copy to:

                                    Whitman Breed Abbott & Morgan LLP
                                    200 Park Avenue
                                    New York, New York  10166
                                    Facsimile:  (212) 351-3131
                                    Attn:  Benjamin M. Polk, Esq.



                  (b)      IF TO THE COMPANY:

                                    Advanced Technical Products, Inc.
                                    200 Mansell Court, East
                                    Suite 505
                                    Roswell, Georgia  30076
                                    Attn:  Garrett L. Dominy
                                    Facsimile:  770-993-1986
                                    Federal ID#:  11-1581582


                                    with a copy to:

                                    Valerie A. Price, Esq.
                                    76 Parkview Road South
                                    Pound Ridge, New York  10576
                                    Facsimile:  (914) 763-2590

                  (c)      IF TO THE ESCROW AGENT:

                                    The Chase Manhattan Bank
                                    Capital Markets Fiduciary Services
                                    450 West 33rd Street
                                    New York, NY 10001
                                    Attention: Escrow Administration, 10th floor
                                    Facsimile: (212) 946-8156


or to such other address or addresses or facsimile number or facsimile numbers as any of the foregoing may from time to time designate as to itself, by notice to the other as provided herein.

         8. Binding Effect. This Agreement shall be binding upon the Parties and the Escrow Agent and their respective successors and assigns and shall not be enforceable by or inure to the benefit of any third party. Except with respect to the resignation by the Escrow Agent pursuant to Section 3(c) hereof, no Party may assign any of its rights or obligations under this Agreement without the written consent of the Escrow Agent and the other Party.

         9. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         10. Governing Law. This Agreement and all amendments thereto shall, in all respects, be governed by and construed and enforced in accordance with the internal laws of the State of New York, excluding the conflicts of law rules thereof, and any action brought hereunder shall be brought in the courts of the State of New York, located in the County of New York. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

         11. Modification. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and may be altered, amended, modified or revoked only by an instrument in writing executed by the Escrow Agent and each of the Parties. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

         13. Termination of Escrow. This Agreement shall terminate and the Escrow Agent shall have no further duties hereunder upon the distribution of the Deposit in full.

         14. IRS Reporting. Each party hereto, except the Escrow Agent, shall, in the notice section of this Agreement, provide the Escrow Agent with their Tax Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

         15. Duties of Escrow Agent. The duties and responsibilities of the Escrow Agent hereunder shall be determined by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of any agreement or instructions, other than outlined herein.

         Security Procedure.

                  (a) In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmations of any person purporting to be the person or any of the persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

                  (b) It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the parties hereto to identify (I) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person pother than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

         17. Liability of Escrow Agent. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given mutually by the parties hereto.

         18. Merger of Escrow Agent. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all of the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

         19. Force Majeure. In the event that the Escrow Agent is unable to perform its obligations under the Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, the Escrow Agent shall not be liable for damages hereunder resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the Escrow Agent is able to perform substantially its duties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                         ATP HOLDING CORP.



                                         By:
                                         Name:
                                         Title:



                                        ADVANCED TECHNICAL PRODUCTS, INC.



                                        By:
                                        Name:
                                        Title:



                            THE CHASE MANHATTAN BANK
                            AS ESCROW AGENT



                            By:
                            Name:
                            Title:

                                    SCHEDULE 1

15 basis points of the highest value of collateral held on deposit per annum or any part thereof without proration for partial years, subject to a minimum of $7,500 per annum or any part thereof without proration for partial years (includes investment in a Chase Manhattan Bank Money Market Account,
Chase Manhattan Bank Deposit Account or Chase Manhattan Bank Mutual Fund known as the Vista Fund) $75 per investment (excludes Money Market, Deposit Account or Vista Fund investments)

                                    SCHEDULE 2

Telephone Numbers for Call-Backs and
Persons Designated to Confirm Funds Transfer Instructions


If to Purchaser:

   Name                             Telephone Number

1. Robert B. McKeon                 (212) 688-0020
2. Thomas J. Campbell               (212) 688-0020




If to the Company:

   Name                             Telephone Number

1. Garret L. Dominy                 (770) 998-6420
2. James Hobt                       (770) 998-6297



Telephone call-backs shall be made to each of Purchaser and the Company if joint instructions are required pursuant to the Escrow Agreement.

EXHIBIT 1.6(a)

FORM OF RESTATED CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        ADVANCED TECHNICAL PRODUCTS, INC.

             (Pursuant to Section 102 of the General Corporation Law
                  of the State of Delaware)



                                    ARTICLE I

         The name of the corporation is Advanced Technical Products, Inc. (the "Corporation").

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent for service of process at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.

                                    ARTICLE V

         The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the By-laws of the Corporation. Each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal.

                                   ARTICLE VI

         Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VII

         A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware or as the same exists or may hereafter be amended.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omissions occurring prior to such repeal or modification.

                                  ARTICLE VIII

         The Corporation shall indemnify to the full extent permitted by law (such as it presently exists or may hereafter be amended) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

         Any repeal or modification of the foregoing paragraph shall not adversely affect any right to indemnification provided hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                                                 EXHIBIT 99.1

[Advanced Technical Products Logo]
ATP Enters Into Definitive Merger Agreement With Veritas Capital
ROSWELL, Ga., Advanced Technical Products, Inc., announced today that it has entered into a definitive merger agreement with a subsidiary of The Veritas Capital Fund, L.P. to sell the Company for $135 million, including debt. The agreement specifies that the stockholders of ATP would receive in cash $14.50 per share. This transaction is subject to regulatory clearance, third party and stockholder approvals. The buyer anticipates completing financing arrangements in the fourth quarter of 1999. ATP anticipates holding a special stockholders' meeting in the fourth quarter of 1999 to, among other things, approve the transaction.

ATP is the parent corporation of five divisions that include Lincoln Composites, Marion Composites, Lunn Industries, Alcore Inc., and Intellitec. The Company had sales of $165 million in 1998. The Company designs, develops and manufactures advanced composite based materials and products from continuous high strength fibers which optimize structural performance while minimizing the components' weight. ATP believes it is one of a very few with the ability to utilize multiple processes, such as, autoclave lamination, filament winding, resin transfer molding and metal bonding. Using these processes, the Company manufactures products for the aerospace and defense markets, as well as for commercial applications including oil and gas tubulars and fuel tanks for Natural Gas Vehicles. The Company is also a leader in the development and production of chemical defense systems.

This press release includes forward-looking statements regarding the present intentions and expectations of management of ATP. Certain factors beyond ATP's control could cause results to differ materially from those in these forward-looking statements. Among these risk factors are the possibility that the sale of Advanced Technical Products may not close due to the failure to satisfy certain conditions including the satisfactory completion of certain regulatory, third party and stockholder approval. Other risk factors include general market conditions, dependence on the aerospace and defense industries, the level of military expenditures and competition in the markets for ATP's products, are more fully described in ATP's Form 10-K and other documents filed with the Securities and Exchange Commission.